                                  EXHIBIT NO. 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Cygne Designs, Inc., and hereby affirm that this Schedule 13D/A is being filed on behalf of each of the undersigned.


Dated: December 31, 2007               /s/ Hubert Guez
                                       -----------------------------------------
                                       Hubert Guez



                                       Diversified Apparel Resources, LLC

Dated: December 31, 2007               /s/ Hubert Guez
                                       -----------------------------------------
                                       Manager



                                       Guez Living Trust dated December 6, 1996

Dated: December 31, 2007               /s/ Roxanne Guez
                                       -----------------------------------------
                                       Trustee



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